Exhibit 32.2

CERTIFICATION-PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The undersigned as the Vice President Finance, Principal Financial Officer of the Company, does hereby certify that the foregoing Quarterly Report of Advaxis, Inc. (the “Company”), on Form 10-QSB for the period ended July 31, 2006 (the “Report”):

(1) Fully complies with the requirements of section 13 or 15 (d) of the Securities Exchange Act of 1934; and

(2) Fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 13, 2006

/s/ Fred Cobb
Fred Cobb
Vice President Finance, Principal Financial Officer of the Company

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.